EXHIBIT 10.1

OSIRIS THERAPEUTICS, INC.

AMENDED AND RESTATED 2006 OMNIBUS PLAN

(as amended and restated effective May 27, 2010)

ARTICLE I

PURPOSE; EFFECTIVE DATE; DEFINITIONS

1.1                               Purpose.  This Osiris Therapeutics, Inc. 2006 Omnibus Plan (the “Plan” ) is intended to secure for Osiris Therapeutics, Inc. (the “Company”) and its stockholders the benefits of the incentive inherent in common stock ownership by the employees of the Company and its subsidiaries and directors of the Company who are largely responsible for the Company’s future growth and continued financial success and to afford such persons the opportunity to obtain or increase their proprietary interest in the Company on a favorable basis and thereby have an opportunity to share in its success.

1.2                               Effective Date.  This Plan (as initially adopted by the Board and ratified by the stockholders) initially became effective on April 17, 2006, and was amended and restated in its entirety, effective June 4, 2008, to, among other things, be exempt from (or, where applicable, to comply with) the requirements of Section 409A of the Code and to incorporate certain other amendments and clarifications.  This Plan has been amended and restated in its entirety, effective May 27, 2010, to increase the aggregate number of shares of common stock that may be issued at any time pursuant to awards granted hereunder and to extend the termination date, after which awards may no longer be granted hereunder.

1.3                               Definitions.  Throughout this Plan, the following terms shall have the meanings indicated:

(a)                                  “Agreement” shall mean an Option Agreement, Restricted Stock Agreement, Performance Share Agreement, Performance Unit Agreement or SAR Agreement.

(b)                                 “Benefits” shall mean any one or more of the following awards that may be granted under this Plan:

(i)                                     Options (including ISOs and NQSOs);

(ii)                                  Stock Appreciation Rights;

(iii)                               Performance Shares;

(iv)                              Performance Units; or

(v)                                 Restricted Stock.

(c)                                  “Board” shall mean the Board of Directors of the Company.

(d)                                 “Change of Control” shall mean (a) the reorganization, consolidation or merger of the Company or any of its subsidiaries holding or controlling a majority of the assets relating to the business of the Company, with or into any third party (other than a subsidiary); (b) the assignment, sale, transfer, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole; or (c) the acquisition by any third party or group of third parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended) of shares of voting stock of the Company, the result of which in the case of any transaction described in clauses (a), (b) and (c) above is that immediately after the transaction the stockholders of the Company immediately before the transaction, other than the acquiror, own less than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the surviving or resulting corporation in a transaction specified in clause (a) above, the acquiror in a transaction specified in clause (b) above, or the Company or the acquiror in a transaction specified in clause (c) above.  Notwithstanding the foregoing, the sale of Company securities beneficially owned by Peter Friedli (“Friedli Shares”) shall not, by itself or when combined with any other transactions, constitute a Change in Control, unless such other transactions would constitute a Change in Control without regard to the sale of Friedli Shares.

(e)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended, any successor revenue laws of the United States, and the rules and regulations promulgated thereunder.

(f)                                    “Committee” shall mean any committee of the Board designated by the Board to administer this Plan.

(g)                                 “Common Stock” shall mean the common stock, par value $.001 per share, of the Company.

(h)                                 “Company” shall mean Osiris Therapeutics, Inc., a Delaware corporation.

(i)                                     “Eligible Person” shall mean an Employee or a Non-Employee Director who has been designated by the Committee as eligible to receive a Benefit under this Plan in accordance with Section 3.1.

(j)                                     “Employee” shall mean any person engaged or proposed to be engaged as an officer or employee of the Company or one of its subsidiaries.

(k)                                  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)                                     “Fair Market Value” shall mean with respect to the Common Stock on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if not so reported, the average of the closing bid and asked prices on the immediately preceding business day as reported by NASDAQ, or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee.  In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value of a share of Common Stock shall be determined by the Committee in good faith.  For purposes hereof, the fair market value on any day of an Option granted under the Plan shall be the value of the underlying Stock, determined as aforesaid, less the exercise price of the Option.  A “business day” is any day, other than Saturday or Sunday, on which the relevant market is open for trading.

(m)                               “ISO” shall mean an Option that qualifies as an incentive stock option under Code Section 422.  No Option that is intended to be an ISO shall be invalid under this Plan for failure to qualify as an ISO.

(n)                                 “NQSO” shall mean a nonqualified stock option which is an Option that does not qualify as an incentive stock option under Code Section 422.

(o)                                 “Non-Employee Director” shall mean a member of the Board who is not an Employee.

(p)                                 “Option” shall mean an option to purchase shares of Common Stock granted by the Committee.  An Option may be either an ISO or a NQSO, but only an Employee may be granted an ISO.

(q)                                 “Option Agreement” shall mean the certificate evidencing an Option grant.

(r)                                    “Option Shares” shall mean the shares of Common Stock purchased upon exercise of an Option.

(s)                                  “Performance Cycle” shall have the meaning set forth in Section 7.1.

(t)                                    “Performance Period” shall have the meaning set forth in Section 6.1.

(u)                                 “Performance Share” shall mean an award made pursuant to Article VI of this Plan of the right to receive Common Stock at the end of a specified Performance Period if specified performance goals are met.

(v)                                 “Performance Unit” shall mean an award made pursuant to Article VII of this Plan of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both, at the end of a specified Performance Cycle if specified performance goals are met.

(w)                               “Plan” shall mean this Osiris Therapeutics, Inc. 2006 Omnibus Plan, as the same may be amended from time to time.

(x)                                   “Restricted Stock” shall mean Common Stock granted under Article VIII of this Plan, subject to such restrictions, if any, as the Committee may determine, as evidenced in a Restricted Stock Agreement.  Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the Restricted Stock Agreement, they become transferable and free of substantial risk of forfeiture.

(y)                                 “Restricted Stock Agreement” shall mean any agreement evidencing the grant of Restricted Stock to an Eligible Person pursuant to this Plan.

(z)                                   “Restriction Period” shall mean the time period, if any, during which Restricted Stock is subject to the restrictions set forth in a Restricted Stock Agreement.

(aa)                            “SAR Agreement” shall mean the certificate evidencing the grant of a Stock Appreciation Right to an Eligible Person pursuant to this Plan.

(bb)                          “Stock Appreciation Right” or “SAR” shall mean the right to receive cash or Common Stock, granted pursuant to Article V of this Plan and a SAR Agreement.

(cc)                            “10% Stockholder” shall mean an individual owning (directly or by attribution as provided in Code Section 424(d)) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

ARTICLE II

ADMINISTRATION

2.1                               Committee Administration.  This Plan and the Benefits awarded hereunder shall be interpreted, construed and administered by the Committee in its sole discretion.  An Eligible Person (or other person, such as a beneficiary) eligible for Benefits under the Plan may appeal to the Committee in writing any decision or action of the Committee with respect to the Plan that adversely affects the Eligible Person (or other person).  Upon review of such appeal and in any other case where the Committee has acted with respect to the Plan, the interpretation and construction by the Committee of any provisions of this Plan or of any Benefit shall be conclusive and binding on all parties.

2.2                               Committee Composition.  The Committee shall consist of not less than two persons who shall be members of the Board and shall be subject to such terms and conditions as the Board may prescribe.  Each Committee member shall be a “non employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and shall qualify to make determinations as to executive compensation under the listing requirements of the NASDAQ Global Market (or whatever other exchange the Common Stock may be listed for trading from time to time).  Once designated, the Committee shall continue to serve until otherwise directed by the Board.  From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee.

A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.  In addition, any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.  Subject to the provisions of this Plan and the Company’s bylaws, and to any terms and conditions prescribed by the Board, the Committee may make such additional rules and regulations for the conduct of its business as it shall deem advisable.  The Committee shall hold meetings at such times and places as it may determine.

2.3                               Committee Powers.  The Committee shall have authority to award Restricted Stock and to grant Options, SARs, Performance Shares and Performance Units pursuant to or as evidenced by an Agreement providing for such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate.  Such terms shall include, without limitation, as applicable, the number of shares, the exercise price, the medium and time of payment, the term of each award and any vesting requirements, if any, and may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR, the terms and conditions applicable to Performance Shares and Performance Units or on the transferability or forfeitability of Restricted Stock.  Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised or the time at which Restricted Stock may become transferable or nonforfeitable.  In addition, the Committee shall have complete discretionary authority to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan.  The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.  All expenses of administering this Plan shall be borne by the Company.  The Committee shall have the authority to delegate from time to time its powers hereunder, in whole or in part, in accordance with and subject to compliance with all applicable laws, rules and regulations.

2.4                               Receipt of Benefits by Committee Members.  Members of the Committee shall be eligible to receive Benefits under this Plan; provided, however, that the Committee may, but shall not be required to, seek ratification of the Board or members thereof, on such terms as the Committee shall determine, in respect of any such Benefits so awarded.

2.5                               Good Faith Determinations.  No member of the Committee or other member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Benefit granted hereunder.

ARTICLE III

ELIGIBILITY; TYPES OF BENEFITS; SHARES SUBJECT TO PLAN

3.1                               Eligibility.  The Committee shall from time to time determine and designate Employees and Non-Employee Directors as Eligible Persons who shall receive Benefits under this Plan and the number of Options, Stock Appreciation Rights, Performance Shares, Performance Units and shares of Restricted Stock to be awarded to each such Eligible Person or the formula or other basis on which such Benefits shall be awarded to Eligible Persons.  In making any such award, the Committee may take into account the nature of services rendered by an Eligible Person, commissions, fees or other compensation earned by the Eligible Person, the capacity of the Eligible Person to contribute to the success of the Company and other factors that the Committee may consider relevant.

3.2                               Types of Benefits.  Benefits under this Plan may be granted in any one or any combination of (a) Options, (b) Stock Appreciation Rights, (c) Performance Shares, (d) Performance Units, and (e) Restricted Stock, as described in this Plan.  The Committee may (x) award Benefits in tandem so that acceptance of or exercise of one Benefit cancels the right of an Eligible Person to another and (y) award Benefits in any combination or combinations and subject to any condition or conditions consistent with the terms of this Plan that the Committee in its sole discretion may consider appropriate.

3.3                               Shares Subject to this Plan.  Subject to the provisions of Section 4.1(e) (relating to adjustment for changes in Common Stock), the maximum number of shares that may be issued under this Plan shall not exceed in the aggregate 1,950,000 shares of Common Stock.  The maximum number of shares authorized under this Plan shall only be increased with approval of the stockholders of the Company (except as provided in Section 4.1(e)).  Such shares may be authorized and unissued shares or authorized and issued shares that have been reacquired by the Company.  If any Benefits awarded under this Plan shall for any reason terminate or expire, or be surrendered or forfeited, without having been exercised in full, or without shares otherwise issuable thereunder having been issued for any reason, then the shares not purchased or issued under such Benefits shall be available again for grant hereunder, provided, however, that insofar as an SAR is exercised and settled for cash, the number of shares in respect of which the SAR is so exercised and settled shall not again be available for grant hereunder.  Anything in this Plan to the contrary notwithstanding, in no event shall any Eligible Person receive in any calendar year Benefits under this Plan involving more than 125,000 shares of Common Stock (subject to adjustment as provided in Section 4.1(e)).

3.4                               $100,000 Limitation.  Except as provided elsewhere in this Section, the Committee shall not grant an ISO to, or modify the exercise provisions of an outstanding ISO for, any person who, at the time of grant or modification, as applicable, would thereby hold ISOs issued by the Company if the aggregate Fair Market Value (determined as of the respective dates of grant and modification of each Option) of the Option Shares underlying such ISOs as are exercisable for the first time during any calendar year would exceed $100,000 (or such other limitation as may be prescribed by the Code from time to time).  The foregoing restriction on modification of outstanding ISOs shall not preclude the Committee from modifying an outstanding ISO if, as a result of such modification and with the consent of the holder, such Option no longer constitutes an ISO.  Furthermore, if the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section is exceeded, then the ISO, the granting or modification of which resulted in exceeding such limitation, shall be treated as an ISO up to the limitation, and the excess shall be treated as a NQSO.

ARTICLE IV

STOCK OPTIONS

4.1                               Grant; Terms and Conditions.  The Committee, in its discretion, may from time to time grant ISOs or NQSOs, or both, to any Eligible Person; provided that ISOs shall only be granted to Employees.  Each Eligible Person who is granted an Option shall receive an Option Agreement from the Company in a form specified by the Committee and containing such provisions, consistent with this Plan, as the Committee, in its sole discretion, shall determine at the time the Option is granted.

(a)                                  Number of Shares.  Each Option Agreement shall state the number of shares of Common Stock to which it pertains.

(b)                                 Option Price.  Each Option Agreement shall state the Option exercise price, which shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the Option.  In the case of an ISO granted to a 10% Stockholder, the Option exercise price shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant of the Option.  The date of the grant of an Option shall be the date specified by the Committee in its grant of the Option.  Subject to the foregoing, the price at which each share of Common Stock covered by an NQSO granted under the Plan may be purchased shall be the price determined by the Committee, in its absolute discretion, to be suitable to attain the purposes of this Plan.

(c)                                  Medium and Time of Payment.  Upon the exercise of an Option, the Option exercise price shall be payable in United States dollars, in cash (including by check) or (unless the Committee otherwise prescribes) in shares of Common Stock owned by the optionee (but not with Restricted Stock prior to the expiration of the Restriction Period), in NQSOs granted to the optionee under the Plan which are then exercisable (provided that the purchase price of Common Stock under an ISO may not be paid in NQSOs), or in a combination of cash, Common Stock and NQSOs.  If all or any portion of the Option exercise price is paid in Common Stock owned by the optionee, then that stock shall be valued at its Fair Market Value as of the date the Option is exercised.  If all or any portion of the Option exercise price is paid in NQSOs granted to the optionee under the Plan, then such NQSOs shall be valued at their Fair Market Value as of the date the Option is exercised.

(d)                                 Term and Exercise of Options.  The term of each Option shall be determined by the Committee at the time the Option is granted; provided that the term of an Option shall in no event be more than ten years from the date of grant or, in the case of an ISO granted to a 10% Stockholder, more than five years from the date of grant.  During the lifetime of an optionee, the Option shall be exercisable only by him or her and shall not be assignable or transferable by him or her and no person shall acquire any rights therein.  Following an optionee’s death, the Option may be exercised (to the extent permitted under the Plan) by the person designated by the optionee as a beneficiary in a written notification delivered to the Committee prior to the optionee’s death, or if there is no such written designation, by the executor or administrator of the optionee’s estate or by the person or persons to whom such rights pass by will or by the laws of descent and distribution.

(e)                                  Recapitalization; Reorganization.  Subject to any otherwise required action by the stockholders of the Company, the Change of Control provisions set forth in Article IX of this Plan and any provision expressly to the contrary and contained in an Agreement, each of (i) the maximum number of shares of Common Stock that may be issued under this Plan pursuant to Section 3.3 above, (ii) the maximum number of shares of Common Stock that may be granted or be the subject of grants made to any Participant in any calendar year, (iii) the number of shares of Common Stock covered by each outstanding Option, (iv) the number of shares of

Common Stock to which each Stock Appreciation Right or Performance Share relates, (v) the kind of shares subject to outstanding Benefits and (vi) the per share exercise price under each outstanding Option or SAR, shall be proportionately and equitably adjusted to account for any increase or decrease in the number of issued shares of Common Stock resulting from a reorganization, recapitalization, stock split, combination of shares, merger, consolidation, rights offering, subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other change in the capital structure or state of incorporation of the Company, in each case, in the manner the Committee deems appropriate.  Such other substitutions or adjustments shall be made as may be determined by the Committee, in its sole discretion, to be necessary or appropriate under the circumstances.  In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Subject to any action that may otherwise be required on the part of the stockholders of the Company, if the Company is the surviving corporation in any merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer which does not result in a Change of Control, then each outstanding Option, Stock Appreciation Right, Restricted Stock and Performance Share award shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option or to which the Stock Appreciation Right or Restricted Stock or Performance Share relates would have been entitled to receive in such transaction.

Notwithstanding the foregoing, in no event shall any Option or be exercisable after the date of termination of the exercise period of such Option.

In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Plan.

The grant of an Option, Stock Appreciation Right or other Benefit pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate, sell or otherwise transfer all or any part of its business or assets.

The provisions of this Section 4.1(e) shall be limited in respect of ISOs to the extent necessary to comply with the applicable provisions of Code Section 424(a).

(f)                                    Rights as a Stockholder.  Subject to Section 10.10 of this Plan regarding uncertificated shares, an optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by his or her Option until the date of the issuance of a stock certificate to him or her for those shares upon payment of the exercise price.  No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4.1(e).

(g)                                 Modification, Extension and Renewal of Options.  Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options granted under this Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).  No modification of an Option shall, without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted under this Plan.  Notwithstanding the foregoing,

(i)                                     no Option exercise period may be extended beyond the latest date at which the Option otherwise would have expired; and

(ii)                                  the Committee shall not have authority to reprice to reduce the exercise price Options without first obtaining shareholder approval for such repricing.

(h)                                 Exercisability and Term of Options.  Unless earlier terminated, Options granted pursuant to this Plan shall be exercisable at any time on or after the dates of exercisability and before the expiration date.  Notwithstanding the foregoing, an Option shall terminate and may not be exercised if the Eligible Person to whom it is granted ceases to be employed by, or provide services as a Non-Employee Director to, the Company, except that: (1) unless the Committee shall at any time determine that the Eligible Person’s employment or service was terminated for conduct that in the judgment of the Committee involves dishonesty or action by the Eligible Person that is detrimental to the best interest of the Company, the Eligible Person may at any time within ninety (90) days after termination of his or her employment or service exercise his or her Option but only to the extent the Option was exercisable by him or her on the date of termination of employment or service; (2) if such Eligible Person’s employment or service terminates on account of total and permanent disability, then the Eligible Person may at any time within one year after termination of his or her employment or service exercise his or her Option but only to the extent that the Option was exercisable on the date of termination of employment or service; and (3) if such Eligible Person dies while in the employ of the Company or while serving as a Non-Employee Director, or within the ninety (90) day or twelve month period following termination of his or her employment or service as described in clause (1) or (2) above, then his or her Option may be exercised at any time within twelve months following his or her death by the person specified in Section 4.1(d), but only to the extent that such Option was exercisable by him or her on the date of termination of employment or service.  The last sentence shall apply to any outstanding Options which are ISOs to the extent permitted by Code Section 422, and such outstanding ISOs in excess thereof shall, immediately upon the occurrence of the event described in such sentence, be treated for all purposes of the Plan as NQSOs and shall be immediately exercisable as such as provided in such sentence.  The Committee may, in its discretion, provide in any Option Agreement or determine at any time after the date of grant that the exercisability of an Option will be accelerated, in whole or in part, in the event of an Eligible Person’s retirement, death, disability or termination of service on the Board.  Any cessation of employment, for purposes of ISOs only, shall include any leave of absence in excess of ninety (90) days unless the Employee’s reemployment rights are guaranteed by law or by contract.  Notwithstanding anything to the contrary in this subsection, an Option may not be exercised by anyone after the expiration of its term.  Notwithstanding anything to the contrary in this subsection, an Option shall not terminate if the Employee to whom it is granted ceases to be employed by the Company but continues to serve as a Non-Employee Director of the Company or its successor, in which event the Option shall terminate if the Eligible Person ceases to be a Non-Employee Director of the Company or its successor and the Eligible Person may at any time within ninety (90) days (or other applicable period described above) after ceasing to be a Non-Employee Director exercise his or her Option, but only to the extent that the Option was exercisable by him or her on the date on which he or she ceased to be a Non-Employee Director.

4.2                               Other Terms and Conditions.  Through the Option Agreements authorized under this Plan, the Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of Options, as it deems advisable.

ARTICLE V

STOCK APPRECIATION RIGHTS

5.1                               Grant of Stock Appreciation Rights.  The Committee, in its discretion, may from time to time grant Stock Appreciation Rights to Eligible Persons under this Plan.  Such Stock Appreciation Rights may, but need not, be granted in conjunction with an Option grant.

5.2                               Exercise.  Stock Appreciation Rights shall entitle the holder, upon exercise thereof in whole or in part, to receive payment in the amount and form determined pursuant to Section 5.3(b).  The exercise of Stock Appreciation Rights shall result in a termination of the Stock Appreciation Rights with respect to the number of shares covered by the exercise and, if granted in conjunction with an Option, shall also result in a termination of the related Option with respect to the number of shares covered by the exercise.  The exercise period of a Stock Appreciation Right may be extended in accordance with Section 4.1(g) (as applied to Stock Appreciation Rights instead of Options as otherwise therein provided), provided that such extension is not beyond the latest date at which the Stock Appreciation Right would have otherwise expired.

5.3                               Terms and Conditions.  Stock Appreciation Rights granted under this Plan to Eligible Persons shall be evidenced by SAR Agreements, which shall be in such form and contain such provisions, consistent with this Plan, as the Committee, in its sole discretion, shall determine at the time the Stock Appreciation Right is granted.

(a)                                  Stock Appreciation Rights shall not be exercisable during the first six months after their date of grant.  Such rights shall be exercisable during the holder’s lifetime only by the holder.  Following the death of the Participant, the SAR may be exercised (to the extent permitted under the Plan) by the person designated as a beneficiary in a written notification delivered to the Committee prior to the death, or if there is no such written designation, by the executor or administrator of the Participant’s estate or by the person or persons to whom such rights pass by will or by the laws of descent and distribution.

(b)                                 Upon exercise of Stock Appreciation Rights, the holder shall be entitled to receive therefor payment, in the sole discretion of the Committee, in the form of shares of Common Stock (rounded down to the next whole number so that no fractional shares are issued), cash or any combination thereof.  The amount of such payment shall be equal in value to the difference between the Stock Appreciation Right exercise price per share (which shall be at least equal to the Fair Market per share of the Common Stock as of the date of grant of the SAR) and the Fair Market Value per share of the Common Stock on the date the Stock Appreciation Right is exercised, multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

(c)                                  Stock Appreciation Rights shall terminate in accordance with the provisions of Section 4.1(h) (as applied to Stock Appreciation Rights instead of Options as otherwise therein provided) if the holder’s employment or service with the Company (or its successor, if applicable) terminates.

5.4                               Effect on Related Stock Option.  The number of shares of Common Stock with respect to which Stock Appreciation Rights are exercised (rather than the number of shares issued by the Company upon such exercise) shall be deemed for the purpose of Section 3.3 to have been issued under an Option granted pursuant to this Plan and shall not thereafter be available for the granting of further Benefits under this Plan.

5.5                               No Rights as a Stockholder.  Holders of Stock Appreciation Rights hereunder shall have no rights as stockholders in respect thereof.  No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4.1(e), as applied to Stock Appreciation Rights.

ARTICLE VI

PERFORMANCE SHARES

6.1                               Award of Performance Shares.  The Committee shall have the authority to grant Performance Shares to any Eligible Person, subject to the maximum number of shares of Common Stock that may be issued under this Plan pursuant to Section 3.3, above.  The Committee shall determine the Eligible Persons to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be included in each award, the duration of the period (the “Performance Period”) during which, and the conditions under which, receipt of the shares of Common Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 6.2.  The provisions of Performance Share awards need not be the same with respect to each grantee, and such awards to individual grantees need not be the same in subsequent years.

6.2                               Terms and Conditions.  Performance Shares awarded pursuant to this Article VI shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a)                                  Conditions.  The Committee, in its sole discretion, shall specify the Performance Period during which, and the conditions under which, the receipt of shares of Common Stock covered by the Performance Share award will be deferred.  The receipt of shares of Common Stock pursuant to a Performance Share award may be conditioned upon the attainment of one or more pre-established performance goals, which if applicable, may be established in accordance with the requirements of Section 162(m) of the Code and the regulations promulgated thereunder.  To meet such requirements, objective performance goals must be established by the Committee in writing not later than 90 days after the commencement of the Performance Period, provided that the outcome is substantially uncertain at the time the goal is established.  The performance goals may be based on the Company’s stock price, return on assets, return on capital employed, return on shareholders’ equity, earnings, earnings per share, total shareholder return, sales, costs, success in meeting specified product development or other milestones, or otherwise, whether related to the performance of Osiris, a particular business unit, individual performance, or otherwise, as may be established by the Committee from time to time.  Except as provided in any applicable Agreement, when circumstances occur that cause predetermined performance objectives to be an inappropriate measure of performance, the Compensation Committee, in its discretion, may adjust the performance goals.

(b)                                 Award Certificate.  Each Performance Share award shall be evidenced by, and subject to the terms of, a Performance Share certificate executed by the Company.  The Performance Share certificate shall specify the number of shares of Common Stock subject to the award, the applicable Performance Period, the applicable performance goals, and the other terms and conditions applicable to such award.

(c)                                  Stock Certificates.  If the Committee determines, after the expiration of the Performance Period, that the performance goals specified in the Performance Share certificate and all other material terms of the Performance Share award have been satisfied, stock certificates representing the number of shares of Common Stock covered by the Performance Share award shall be issued and registered in the name of, and delivered to, the grantee.

(d)                                 Termination of Employment or Service.  Unless otherwise determined by the Committee at the time of grant, the Performance Shares will be forfeited upon a grantee’s termination of employment or service during the Performance Period for any reason (including death, disability or retirement).

(e)                                  Payouts.  At the end of a Performance Period, the Committee shall determine the extent to which the applicable performance goals have been satisfied.  In the event of a payout with respect to a Performance Share award, such payout shall be made no later than two and one-half (2½) months following the end of the Performance Period.

(f)                                    Effect of Recapitalization; Reorganization.  In the event of a transaction described in Section 4.1(e), each outstanding Performance Share award shall be adjusted as provided in Section 4.1(e).

6.3                               Individual Limit.  The maximum number of shares of Common Stock that may be subject to Performance Share awards granted to any individual Eligible Person during any calendar year shall be 50,000 shares (subject to any increase or decrease pursuant to the adjustment provisions of this Plan).

6.4                               Deferrals.  The Committee, in its discretion, may provide an opportunity for Eligible Persons to defer Performance Share awards beyond the scheduled payment date described in Section 6.2(e).  In such event, the deferral election and deferred payout shall comply with the requirements of Section 409A of the Code.  Accordingly, (i) the deferral election shall be made no later than twelve (12) months prior to the end of the Performance Period (or six months prior to the end of the Performance Period if the Performance Shares qualify as “performance-based compensation” within the meaning of Section 409A), (ii) the deferred payout date shall be a specified date or other permissible payment event under Section 409A that is at least five (5) years after the date described in Section 6.2(e), and (iii) in the case of an Eligible Person who is a “specified employee” within the meaning of Section 409A of the Code and such deferred payment is made on account of his or her separation from service with the Company, the payment is made at least six (6) months following such separation from service.

ARTICLE VII

PERFORMANCE UNITS

7.1                               Award of Performance Units.  The Committee shall have the authority to grant Performance Units to any Eligible Person, subject to Section 3.3.  The Committee shall determine the Eligible Person to whom, and the time or times at which, Performance Units shall be awarded, the number of Performance Units to be included in each award, the duration of the period (the “Performance Cycle”) during which, and the conditions under which, a grantee’s right to Performance Units will be vested, and the other terms and conditions of the award in addition to those set forth in Section 7.2.  A Performance Unit shall have a fixed dollar value.  The provisions of Performance Unit awards need not be the same with respect to each grantee, and such awards to individual grantees need not be the same in subsequent years.

7.2                               Terms and Conditions.  The Performance Units awarded pursuant to this Article VII shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a)                                  Conditions.  The Committee, in its sole discretion, shall specify the Performance Cycle during which, and the conditions under which, the grantee’s right to Performance Units will be vested.  The vesting of Performance Units shall be conditioned upon the attainment of one or more pre-established performance goals, which if applicable may be objective and established in accordance with the requirements of Section 162(m) of the Code and the regulations promulgated thereunder.  To meet such requirements, objective performance goals must be established by the Committee in writing not later than 90 days after the commencement of the Performance Cycle, provided that the outcome is substantially uncertain at the time the goal is established.  The performance goals may be based on the Company’s stock price, return on assets, return on capital employed, return on shareholders’ equity, earnings, earnings per share, total shareholder return, sales, costs, success in meeting specified product development or other milestones, or otherwise, whether related to the performance of Osiris, a particular business unit, individual performance, or otherwise, as may be established by the Committee from time to time.  Except as provided in any applicable Agreement, when circumstances occur that cause predetermined performance objectives to be an inappropriate measure of performance, the Committee, in its discretion, may adjust the performance goals.

(b)                                 Award Certificate.  Each Performance Unit Award shall be evidenced by, and subject to the terms of, a Performance Unit certificate executed by the Company.  The Performance Unit certificate shall specify the dollar value of the award, the applicable

Performance Cycle, the applicable performance goals, and the other terms and conditions applicable to such award.

(c)                                  Termination of Employment.  Unless otherwise determined by the Committee at the time of grant, the Performance Units will be forfeited upon an Eligible Person’s termination of employment or service during the Performance Cycle for any reason (including death, disability or retirement).

(d)                                 Payouts.  At the end of a Performance Period, the Committee shall determine the extent to which the applicable performance goals have been satisfied.  In the event of a payout with respect to a Performance Unit award, such payout shall be made no later than two and one-half (2½) months following the end of the Performance Period.  Payment may be made in cash, shares of Common Stock or a combination of both, as determined by the Committee in its sole discretion.

(e)                                  Effect of Recapitalization; Reorganization.  In the event of a transaction described in Section 4.1(e), each outstanding Performance Unit award shall be adjusted as provided in Section 4.1(e).

7.3                               Individual Limit.  The maximum dollar amount of Performance Unit awards that may be granted to any individual during any calendar year shall be $4,000,000.

7.4                               Deferrals.  The Committee, in its discretion, may provide an opportunity for Eligible Persons to defer Performance Unit awards beyond the scheduled payment date described in Section 7.2(d).  In such event, the deferral election and deferred payout shall comply with the requirements of Section 409A of the Code.  Accordingly, (i) the deferral election shall be made no later than twelve (12) months prior to the end of the Performance Period (or six months prior to the end of the Performance Period if the Performance Units qualify as “performance-based compensation” within the meaning of Section 409A), (ii) the deferred payout date shall be a specified date or other permissible payment event under Section 409A that is at least five (5) years after the date described in Section 7.2(d), and (iii) in the case of an Eligible Person who is a “specified employee” within the meaning of Section 409A of the Code and such deferred payment is made on account of his or her separation from service with the Company, the payment is made at least six (6) months following such separation from service.

ARTICLE VIII

RESTRICTED STOCK

8.1                               Restricted Stock.  The Committee, in its discretion, may from time to time award and direct the Company to issue and transfer Restricted Stock to any Eligible Person eligible to receive Benefits under this Plan.  Each Eligible Person who is awarded Restricted Stock subject to continuing restrictions shall receive a Restricted Stock Agreement from the Company in a form specified by the Committee and containing the terms and conditions, consistent with this Plan, as the Committee, in its sole discretion, shall determine at the time the award is made.

Restricted Stock awarded to Eligible Persons may not be sold, transferred, pledged or otherwise encumbered during the Restriction Period.  The Eligible Person shall otherwise have the entire beneficial ownership of the Restricted Stock awarded to him or her, including the right to receive dividends and the right to vote such Restricted Stock.

If an Eligible Person ceases to be employed by, or serve as a Non-Employee Director of, the Company prior to the expiration of the Restriction Period, or if the specified conditions are not met, then he or she shall forfeit all of his or her Restricted Stock with respect to which the Restriction Period has not yet expired and those shares of Common Stock must be immediately returned to the Company; provided, however, that the Restricted Stock Agreements, in the discretion of the Committee and pursuant to such terms and conditions as it may impose, may provide: (1) that, if such Eligible Person’s employment or service terminates for any reason other than conduct that in the judgment of the Committee involves dishonesty or action by the Eligible Person that is detrimental to the best interests of the Company, then the Restricted Stock or any related compensation deferral or a portion thereof shall not be forfeited; (2) that, if such Eligible Person’s employment or service terminates on account of total and permanent disability, then the Eligible Person shall not forfeit his or her Restricted Stock or any related compensation deferral or a portion thereof; and (3) that, if such Eligible Person dies while employed by, or serving as a Non-Employee Director of, the Company, then his or her Restricted Stock or any related compensation deferral or a portion thereof is not forfeited.  In addition, the Committee shall, in accordance with its authority under Section 2.3 hereof, have the power to make any determinations as to the lapse of restrictions in respect of any Restricted Stock upon the occurrence of any event described above.

Subject to Section 10.10, each Eligible Person who is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of such shares of Restricted Stock.  Each certificate registered in the name of an Eligible Person, if any, shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award as specifically set forth in the Restricted Stock Agreement.

The Committee shall require that any stock certificate issued in the name of an Eligible Person representing shares of Restricted Stock be held in the custody of the Company until the expiration of the Restriction Period applicable to such Restricted Stock and that, as a condition of such issuance of a certificate for Restricted Stock, the Eligible Person shall have delivered a stock power, endorsed in blank, relating to the shares covered by such certificate.  In no event shall the Restriction Period end prior to the payment, or the making by the Eligible Person to the Company of adequate provision for the payment, of the amount of any federal, state or local income or employment tax withholding that may be required with respect to the Restricted Stock.

During the Restriction Period, the individual who owns Restricted Stock shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

If any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, then any shares received by an Eligible

Person with respect to Restricted Stock shall be subject to the same restrictions applicable to such Restricted Stock and the certificates representing such shares shall be deposited with the Company.

ARTICLE IX

CHANGE OF CONTROL

9.1                                 Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Benefits shall be assumed by, or replaced with comparable rights granted by, the surviving corporation.

9.2                                 Notwithstanding the foregoing, subject to Section 9.3, in the event of a Change of Control, the Committee may take any of the following actions: (a) require that holders surrender their outstanding Options and Stock Appreciation Rights in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares subject to the holder’s unexercised Options and Stock Appreciation Rights exceeds the exercise price of the Options and Stock Appreciation Rights; (b) after giving holders an opportunity to exercise their outstanding Options and Stock Appreciation Rights, terminate any or all unexercised Options and Stock Appreciation Rights, at such time as the Committee deems appropriate; or (c) declare all (or a portion of all) outstanding Options and Stock Appreciation Rights to be fully exercisable and declare that all (or certain) restrictions and conditions on outstanding Performance Shares, Performance Unit, and Restricted Stock shall immediately lapse.  Any surrender or termination of rights under this Section 9.2 shall take place as of the date of the Change of Control or such other date as the Committee may specify.

9.3                                 Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Section 9.2) that would make the Change of Control ineligible for favorable accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

ARTICLE X

MISCELLANEOUS

10.1                        Withholding Taxes.  An Eligible Person granted Options, Restricted Stock, Stock Appreciation Rights, Performance Shares or Performance Units under this Plan shall be conclusively deemed to have authorized the Company to withhold from the salary, commissions, fees or other compensation of such Eligible Person funds in amounts or property (including Common Stock) in value equal to any federal, state and local income, employment or other withholding taxes applicable to the income recognized by such Eligible Person and attributable to the Options, Option Shares, Restricted Stock, Stock Appreciation Rights, Performance Shares

or Performance Units as, when and to the extent, if any, required by law; provided, however, that, in lieu of the withholding of federal, state and local taxes as herein provided, the Company may require that the Eligible Person (or other person exercising such Option, Stock Appreciation Rights, Performance Shares or Performance Units or holding such Restricted Stock) pay the Company an amount equal to the federal, state and local withholding taxes on such income at the time such withholding is required or such other time as shall be satisfactory to the Company.

10.2                        Amendment, Suspension, Discontinuance or Termination of Plan.  The Committee may from time to time amend, suspend or discontinue this Plan or revise it in any respect whatsoever for the purpose of maintaining or improving the effectiveness of this Plan as an incentive device, for the purpose of conforming this Plan to applicable governmental regulations or to any change in applicable law or regulations or for any other purpose permitted by law; provided, however, that no such action by the Committee shall adversely affect any Benefit theretofore granted under this Plan without the consent of the holder so affected; and provided further that the Committee may not materially increase the number of shares of Common Stock authorized under Section 3.3 of this Plan or materially modify this Plan’s requirements as to eligibility for participation or materially increase the benefits accruing to participants under this Plan, in any such case without the approval of the stockholders of the Company.  Unless sooner terminated by the Committee, this Plan will terminate on May 27, 2020; it being acknowledged however, for the avoidance of doubt, that any awards granted or made prior to any termination will not be affected thereby.

10.3                        Governing Law.  This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to principles of conflict of laws); provided, however, that if and in the event of the consummation of the merger (the “Merger”) of Company with and into Osiris Maryland, Inc., a Maryland corporation, as survivor (the “Surviving Company”), this Plan shall thereupon be governed by, and construed in accordance with, the laws of the State of Maryland (without giving effect to principles of conflict of laws);.

10.4                        Designation.  This Plan may be referred to in other documents and instruments as the “Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan.”

10.5                        Indemnification of Committee.  In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any investigation, action, suit or proceeding, or in connection with any appeal therefrom, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Benefit, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in or dismissal or other discontinuance of any such investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such investigation, action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that, within 60 days after institution of any such investigation, action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

10.6                        Reservation of Shares.  The Company shall at all times during the term of this Plan, and so long as any Benefit shall be outstanding, reserve and keep available (and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue) such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan.  Inability of the Company to obtain from any regulatory body of appropriate jurisdiction authority considered by the Company to be necessary or desirable to the lawful issuance of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Common Stock as to which such requisite authority shall not have been obtained.

10.7                        Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options will be used for general corporate purposes.

10.8                        No Obligation to Exercise.  The granting of a Benefit shall impose no obligation upon the holder to exercise or otherwise realize the value of that Benefit.

10.9                        Approval of Stockholders.  No Benefit granted under this Plan shall be enforceable against the Company unless and until this Plan, insofar as it relates to such Benefit, has been approved or ratified by the stockholders of the Company in the manner and to the extent required by the Exchange Act and the General Corporation Law of the State of Delaware (or following the Merger, the Maryland General Corporation Law).

10.10                 Uncertificated Shares.  Each Eligible Person who exercises an Option to acquire Common Stock or is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of the Common Stock so acquired.  A “book entry” (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence the issuance of shares of Common Stock to an Eligible Person where no certificate is issued in the name of the Eligible Person.  Such Company records, absent manifest error, shall be binding on Eligible Persons.  In all instances where the date of issuance of shares may be deemed significant but no certificate is issued in accordance with this Section 10.10, the date of the book entry shall be the relevant date for such purposes.

10.11                 Forfeiture for Competition.  If a participant in this Plan provides services to a competitor of the Company or any of its subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the participant while an Eligible Person, then that participant’s rights to any Benefits hereunder shall automatically be forfeited, subject to a determination to the contrary by the Committee.

10.12                 Successors.  This Plan shall be binding upon any and all successors of the Company (including without limitation, if and in the event of the consummation of the Merger, the Surviving Company, which shall then be and become the “Company” hereunder).

10.13                 Employment/Service Rights.  Nothing in this Plan or in any Agreement shall confer on any Employee any right to continue in the employ of the Company or any of its subsidiaries or shall interfere in any way with the right of the Company or any of its subsidiaries to terminate such person’s employment at any time.  Nothing in this Plan or in any Agreement shall confer on any Non-Employee Director any right to continue to serve as a member of the Board, nor is there any implied agreement or understanding that such Non-Employee Director will be nominated for reelection to the Board.

10.14                 Other Actions.  Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

10.15                 Tax Treatment and Characterization.  Neither the Company nor any other person represents or warrants to any Plan participant (i) that any Option granted hereunder shall be considered an ISO for applicable tax purposes or (ii) that favorable or desirable tax treatment or characterization will be applicable in respect of any Benefit.

10.16                 Legend.  The Committee may require each person exercising an Option to represent to and agree with the Company in writing that he or she is acquiring the Option Shares without a view to distribution thereof.  In addition to any legend required by this Plan, the stock certificates representing such Option Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for Option Shares shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.